Exhibit 5.1

June 5, 2026

BrightSpring Health Services, Inc.

805 N. Whittington Pkwy.

Louisville, Kentucky 40222

Re: Shelf Registration Statement of BrightSpring Health Services, Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to BrightSpring Health Services, Inc., a Delaware corporation (the “Company”), in connection with the Company’s automatic shelf registration statement on Form S-3 (File No. 333-287916) (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) on June 10, 2025, pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement became effective upon filing with the Commission.

Reference is made to our opinion letter dated June 10, 2025 and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the prospectus supplement, filed on June 5, 2026 (the “Prospectus Supplement”), by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the selling stockholders of the Company identified therein (the “Selling Stockholders”) of 14,999,771 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), covered by the Registration Statement. The Shares are being sold to the underwriter named in and pursuant to, an underwriting agreement among the Company, the Selling Stockholders and such underwriter (the “Underwriting Agreement”).

In rendering our opinion, we have reviewed the Registration Statement, Prospectus Supplement, Underwriting Agreement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion. We also have been furnished with, and have relied upon, certificates of officers of the Company with respect to certain factual matters.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized, validly issued, fully paid and nonassessable.

Our opinion set forth in the paragraph above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a

June 5, 2026

proceeding at law or in equity, (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies, (iv) we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and (v) we express no opinion with respect to the enforceability of any waiver of any usury defense.

The opinion set forth above is limited to the Delaware General Corporation Law. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such laws, statutes, ordinances, rules, or regulations may have on the opinion expressed herein).

Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinion expressed herein) that hereafter may come to our attention. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours, /s/ Barnes & Thornburg LLP